                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                    ---------------------------------------------

                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    ---------------------------------------------

                                   STERICYCLE, INC.
                (Exact name of Registrant as specified in its charter)

                DELAWARE                                      36-3640402
      (State or other jurisdiction                         (I.R.S. Employer
    of incorporation or organization)                    Identification Number)

                            1419 LAKE COOK ROAD, SUITE 410
                              DEERFIELD, ILLINOIS 60015
                       (Address of principal executive offices)

                                   STERICYCLE, INC.
                   AMENDED AND RESTATED INCENTIVE COMPENSATION PLAN
                               (Full title of the plan)

                                    MARK C. MILLER
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   STERICYCLE, INC.
                            1419 LAKE COOK ROAD, SUITE 410
                              DEERFIELD, ILLINOIS 60015
                                    (847) 945-6550
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)


--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM    AMOUNT OF
TITLE OF SECURITIES       AMOUNT TO BE    OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
 TO BE REGISTERED         REGISTERED(1)    PER SHARE(1)         PRICE(1)           FEE
--------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share    492,957 shares        $8.88          $4,374,993.38      $1,508.62
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------


(1) Computed pursuant to Rule 457(c), in accordance with Rule 457(h)(1), on the basis of the last reported sales price on March 18, 1997 of a share of the Registrant's Common Stock on the Nasdaq National Market.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

    The information required by Item 1 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

    The information required by Item 2 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8.


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The Registrant incorporates by reference in this Registration Statement the following documents which the Registrant has filed with the Securities and Exchange Commission (the "Commission"):

    (a) the Prospectus, dated August 23, 1996, which the Registrant filed on August 23, 1996 pursuant to Rule 424(b)(1) and which forms a part of the Registration Statement on Form S-1 which the Registrant filed on June 11, 1996 (Registration No. 333-05665) and amended by Amendments Nos. 1, 2, 3, 4 and 5 which the Registrant filed on July 15, July 29, August 2, August 15 and August 21, 1996, respectively, and which, as amended, was declared effective by the Commission on August 22, 1996;

    (b) the Quarterly Report on Form 10-Q which the Registrant filed for the quarterly period ended September 30, 1996;

    (c) the Current Report on Form 8-K, dated December 20, 1996, which the Registrant filed on January 6, 1997 and the related (i) Current Report (Amended) on Form 8-K/A, dated December 20, 1996, which the Registrant filed on January 23, 1997 and (ii) Current Report on Form 8-K/A, dated December 20, 1996, which the Registrant filed on March 5, 1997; and

    (d) the description of the Registrant's Common Stock, par value $.01 per share, contained in the Registration Statement on Form 8-A which the Registrant filed on August 21, 1996, together with any amendment or report that the Registrant may file for the purpose of updating this description.

    All documents that the Registrant files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the filing of this Registration Statement but prior to the filing of a post-effective amendment (1) which indicate that all of the shares of the Registrant's Common Stock covered by this Registration Statement (the "Shares") have been sold or (2) which deregister all of the Shares then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from their respective dates of filing.

    Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement in this Registration Statement, or in any document filed after the filing of this Registration Statement which is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes the earlier statement. The earlier statement shall be deemed to be incorporated in this Registration Statement only as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

    This item is not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    The legality of the Shares is being passed upon for the Registrant by Johnson and Colmar, 300 South Wacker Drive, Suite 1000, Chicago, Illinois 60601, who serve as the Registrant's outside general counsel. Members and associates of Johnson and Colmar directly or indirectly beneficially own 2,572 shares of the Registrant's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    In response to this item, the Registrant incorporates by reference in this Registration Statement its response to Item 14 ("Indemnification of Directors and Officers") of Part II ("Information Not Required in Prospectus") of the Registration Statement on Form S-1 which the Registrant filed on June 11, 1996 (Registration No. 333-05665) and which, as amended, was declared effective on August 22, 1996.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    This item is not applicable.

ITEM 8.  EXHIBITS

    4.1  Stericycle, Inc. Amended and Restated Incentive Compensation Plan

    5.1  Opinion of Johnson and Colmar

    23.1 Consent of Ernst & Young LLP

    23.2 Consent of Johnson and Colmar (filed as part of Exhibit 5.1)

    25.1 Power of attorney (included under the caption "Power of Attorney" on page 6).

ITEM 9.  UNDERTAKINGS

RULE 415 OFFERING

    The Registrant undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    provided, however, that undertakings (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those undertakings is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which are incorporated by reference in this Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

    The Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act which is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

COMMISSION POSITION ON INDEMNIFICATION

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law or the Registrant's amended and restated certificate of incorporation, as described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Shares, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on March 20, 1997.


                             STERICYCLE, INC.


                             By:  /s/ MARK C. MILLER
                                ----------------------------------------
                                  Mark C. Miller
                                  President and Chief Executive Officer


                                  POWER OF ATTORNEY

    Each person whose signature appears below who is then an officer or director of the Registrant authorizes Mark C. Miller and James F. Polark, or either of them, with full power of substitution and resubstitution, to sign in his name and to file any amendments (including post-effective amendments) to this Registration Statement and all related documents necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in this Registration Statement (as it may be so amended) as Mark C. Miller or James F. Polark, or either of them, may deem appropriate, and to do and perform all other related acts and things necessary to be done.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          NAME                              TITLE                    DATE

    /s/ JACK W. SCHULER           Chairman of the Board of      March 20, 1997
-----------------------------     Directors
      Jack W. Schuler



    /s/ MARK C. MILLER            President, Chief Executive    March 20, 1997
-----------------------------     Officer and a Director
      Mark C. Miller              (Principal Executive Officer)

    /s/ JAMES F. POLARK           Vice President, Finance and   March 20, 1997
-----------------------------     Chief Financial Officer
      James F. Polark             (Principal Financial and
                                  Accounting Officer)



   /s/ PATRICK F. GRAHAM          Director                      March 20, 1997
-----------------------------
    Patrick F. Graham



    /s/ JOHN PATIENCE             Director                      March 20, 1997
-----------------------------
      John Patience



     /s/ PETER VARDY              Director                      March 20, 1997
-----------------------------
       Peter Vardy



 /s/ L. JOHN WILKERSON, Ph.D      Director                      March 20, 1997
-----------------------------
   L. John Wilkerson, Ph.D.

                               INDEX TO EXHIBITS

                                                                SEQUENTIALLY
EXHIBIT                                                           NUMBERED
NUMBER                            DESCRIPTION                       PAGE
------                            -----------                       ----

 4.1          Stericycle, Inc. Amended and Restated Incentive         9
              Compensation Plan

 5.1          Opinion of Johnson and Colmar                          17

 23.1         Consent of Ernst & Young LLP                           19

 23.2 Consent of Johnson and Colmar (filed as part of Exhibit 5.1)

 24.1         Power of Attorney (included under the caption
              "Power of Attorney" on page 6).